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Exhibit 10.4.10

OneBeacon Insurance Group, Ltd.
Long-Term Incentive Plan
2007-2009 Performance Share Grant

        THIS GRANT (this "Grant") is made, effective as of March 1, 2007, between OneBeacon Insurance Group, Ltd., a Bermuda company limited by shares (the "Company") and                        (the "Participant").

RECITALS:

        WHEREAS, the Company has adopted the Long-Term Incentive Plan ("Plan"), which Plan is incorporated herein by reference and made part of this Grant; and

        WHEREAS, the Board has determined that it would be in the best interest of the Company and its owners to grant the award provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Grant:    Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Grant, the Company hereby grants to the Participant a Performance Share Award of shares.

        2.     Award Period:    The Award Period shall be January 1, 2007 through December 31, 2009.

        3.     Performance Objective:    The Performance Objective shall be annual 13% growth in intrinsic business value per share for the Company ("GIBVPS"), which shall be measured by blending the following metrics during the Award Period, in the referenced percentages: (a) Underwriting Return on Equity including an adjustment to normalize catastrophe losses across years (40%), (b) Growth in Adjusted Book Value per Common Share including an adjustment for dividends paid (40%), and (c) Growth in the Company's Price per Common Share including an adjustment for dividends paid (20%).

        4.     Performance Percentage:    The Performance Percentage shall be dependent on the extent to which the Performance Objective is attained, and shall be determined as follows:

GIBVPS	Performance Percentage
6% or lower	0%
13%	100%
20% or higher	200%

        For GIBVPS between 6% and 20%, the Performance Percentage will be determined on the basis of straight line interpolation.

        5.     Award Payment:    Subject to all terms and conditions of the Plan, the Participant's actual value at the end of the Award Period will be settled in cash, in shares of the Company's common stock ("Shares"), or partly in cash and partly in Shares, as determined by the Committee. If settled entirely or partially in cash, the cash value will be (a) the number of Performance Shares granted, times (b) the Performance Percentage, times (c) the market value of the Shares on the date that the Compensation Committee certifies the Performance Percentage times (d) the percentage of the Award settled in cash; and the number of Shares issued will be (a) the number of Performance Shares granted times (b) the Performance Percentage times (c) the percentage of the Award settled in Shares. If settled entirely in

Shares, the number of Shares issued will be (a) the number of Performance Shares granted, times (b) the Performance Percentage.

        6.     Termination of Employment:    Except as provided in Section 7 of the Plan, this Award shall be canceled, and no payment shall be payable hereunder, if the Participant's continuous employment or Related Employment with the Company shall terminate for any reason prior to the end of the Award Period.

        7.     Successors and Assigns:    This Grant shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall request any purchaser of a business unit in which the Participant is employed (a "Purchaser"), to fully assume the obligations of the Company under this Grant. If a Purchaser declines to assume such obligations, the Company shall remain obligated under the terms of this Grant.

        8.     Definitions:    All terms not otherwise defined herein shall have the same meaning as in the Plan.

        9.     Withholding:    The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable income tax withholding requirements, including the payment to the Company, at the termination of the Award Period (or such earlier or later date as may be applicable under the Code), of all such taxes and other amounts, and the Company shall be authorized to take such action as may be necessary, in the opinion of the Company's counsel (including, without limitation, withholding amounts from any compensation or other amount owing from the Company to the Participant), to satisfy all obligations for the payment of such taxes and other amounts.

        10.   Reduction of the Award:    Notwithstanding anything to the contrary herein, the Board, in its sole discretion (but subject to applicable law), may reduce any amounts payable to the Participant in order to satisfy any liabilities owed to the Company by the Participant.

        11.   No Right to Continued Employment:    Neither the Plan nor this Grant shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any of its subsidiaries. Further, the Company may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Grant, except as otherwise expressly provided in the Plan and in this Grant. In addition, nothing herein shall obligate the Company to make future Grants to the Participant.

        12.   Award Subject to Plan:    By entering in this Grant the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan, understands the terms of the Plan and this Award and that this Award is subject to all of the terms and provisions set forth in the Plan and in this Grant and accepts this Performance Share Award subject to all such terms and conditions which are incorporated herein by reference. In the event of a conflict between any term or provision contained in this Grant and a terms or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

        13.   Designation of Beneficiary by Participant:    A Participant may name a beneficiary to receive any payment to which he/she may be entitled in respect of this Award in the event of his/her death, by notifying the Company. A Participant may change his/her beneficiary from time to time in the same manner. If the Participant has not designated a beneficiary or if no designated beneficiary is living on the date on which any amount becomes payable to a Participant's beneficiary, that amount shall be paid to the Participant's estate.

        14.   No Rights as Shareholder:    You will not be considered a shareholder of the Company for any purpose with respect to this Award unless and until shares of Stock are issued to you in settlement of this Award.

        15.   Compliance with Section 409A of the Internal Revenue Code:    Notwithstanding anything in this Agreement to the contrary, to the extent that this Agreement constitutes a nonqualified deferred compensation plan to which Internal Revenue Code Section 409A applies, the administration of this Award (including time and manner of payments under it) shall comply with Section 409A.

        16.   Notices:    Any notice necessary under this Grant shall be addressed to the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as such party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

        17.   Governing Law:    This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

        18.   Signature in Counterparts:    This Grant may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Grant as of the day and year first above written.

PARTICIPANT	ONEBEACON INSURANCE GROUP, LTD.
By:	By:	/s/ MIKE MILLER
Name:	Name: Mike Miller Title: President & CEO
Date
Awards Details:

Annex

Key Definitions

Terms used in this Grant shall have the following meanings:

Growth in Adjusted Book Value per Common Share shall mean:

  i)
  (a) the Company's GAAP Shareholders' Equity at the end of the period (measured on an as converted/as diluted basis) minus any remaining accretion to face value related to the Company's defeased preferred stock at the end of the period, plus (b) compounded dividends paid on the Company's common shares during the period, divided by (c) the number of as converted / as diluted common shares of the Company outstanding at the end of the period, divided by

  ii)
  (a) the Company's GAAP Shareholders' Equity at the beginning of the period (measured on an as converted/as diluted basis) minus any remaining accretion to face value related to the Company's defeased preferred stock at the beginning of the period, divided by (b) the number of as converted / as diluted common shares of the Company outstanding at the beginning of the period, minus

  iii)
  one

Growth in the Company's Price per Common Share shall mean:

(i)
(a) the market price for a share of the Company's common stock at the end of the period, plus (b) compounded dividends paid per common share of the Company during the period, divided by

(ii)
the market price for a share of the Company's common stock at the beginning of the period, minus

(iii)
one.

Performance Percentage shall mean:

a percentage of no less than 0% and no more than 200%, which percentage was determined by the Committee, as outlined in paragraph four (4) of this Performance Share Grant.

Performance Share shall mean:

a unit granted to participant under the Company's Long-Term Incentive Plan having the financial equivalence of a share of common stock of the Company, conditioned upon the attainment of a specified Performance Objective(s) over a specified Award Period.

Underwriting Return on Equity shall mean:

  i)
  (a) the actual GAAP net income of the Company, plus (b) the dividends and accretion recorded in the period for the Company's defeased preferred stock instruments, minus (c) actual investment income and realized gains, each after taxes, plus (d) after-tax standard investment income plus (e) actual losses associated with catastrophic events (Actual CAT Losses) times 65% to convert to an after-tax amount, minus (f) a charge to cover catastrophic events (CAT Charge), divided by

  ii)
  (a) the average of (b) GAAP Shareholders' equity of the Company at the beginning of the period minus any remaining accretion to face value related to the Company's defeased preferred stock at the beginning of the period, and (c) GAAP Shareholders' equity of the Company at the end of the period, minus any remaining accretion to face value related to the Company's defeased preferred stock at the end of the period

For the purpose of this definition, i) after-tax standard investment income will equal (a) the yield on the 10-year Treasury note at the beginning of the period, to be reset annually, plus 100 basis points multiplied by (b) the Company's average invested assets for the period, multiplied by (c) one minus the Company's actual tax rate on investment income, realized gains, and unrealized gains for the period, and (ii) average invested assets will exclude investment assets in trust accounts related to the Company's defeased preferred stock.

CAT Charge shall mean:

  i)
  (a) one-half of the annual plan CAT losses represented as a percentage of plan net earned premium, times (b) actual net earned premium, plus

  ii)
  (a) 0.2%, times (b) actual net earned premium, plus

  iii)
  one-half of actual CAT losses, subject to

  iv)
  an overall maximum of 5.5% of actual net earned premium, times

  v)
  65% to convert the total to an after-tax amount

  For 2007, plan CAT losses are 2.6% of plan earned premium. Consequently, for 2007, the CAT charge calculation will equal 1.5% of actual net earned premium, plus one half of actual CAT losses, times 65%.

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  Exhibit 10.4.10